Exhibit 99.1

COMSTOCK

Comstock Reports First Quarter 2025 Results

Q125 results again produce double-digit growth across key financial metrics

- **Revenue increased 19% to $12.6 million, including 20% increase in total recurring fee-based revenue**
- **Net income of $1.6 million, a 75% increase vs. prior year**
- **Adjusted EBITDA of $2.1 million, a 38% increase vs. prior year**
- **11 additional AUM vs. prior year; ParkX subsidiary continues to expand**
- **Commercial and Residential portfolio assets are thriving, remain leased well-above industry average**

RESTON, Va. — May 12, 2025 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company"), a leading asset manager, developer, and operator of mixed-use and transit-oriented properties in the Washington, D.C. region, announced its financial results for the first quarter ended March 31, 2025.

"Fiscal 2025's first quarter continued the steady growth and positive results that have become our standard, aligning with our plan and expectations," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "Year-to-date top line revenue increased for the 25th consecutive quarter, driving the profitability and operating cash flow generation that are typical with our unique business model. The leasing momentum we experienced last year continued into Q1. We welcomed multiple new commercial tenants to our premium office buildings, including commercial property insurance giant, FM, and our highly amenitized residential buildings once again ended the period at near full-occupancy. Finally, in Q1 our ParkX team continued to increase its third-party AUM, setting the stage for another year of growth. With exciting milestones upcoming, particularly the initial delivery of significant assets in *The Row at Reston Station* this fall, 2025 is shaping up to be a landmark year for Comstock."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q1 2025	Q1 2024
Revenue	$ 12,639	$ 10,638
Net income	$ 1,589	$ 910
Adjusted EBITDA	2,050	1,486
Net income per share — diluted	$ 0.15	$ 0.09
Managed Portfolio - # of assets	76	65

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

Additional Information

- Stabilized Commercial managed portfolio leased percentage of 93%; 8 commercial leases executed in Q1, representing 85,000 sqft. of office and retail spaces.
- Residential managed portfolio leased percentage of 96%; average in-place rents increased 4% vs. prior year and 143 units leased YTD.
- ParkX AUM expansion led to 56% increase in total revenue for ParkX Management subsidiary.
- The Row at Reston Station construction progress remains on track for deliveries to begin in Fall 2025, including:

1

◦ JW Marriott luxury hotel and condominium tower ▪ Condominium pre-sales have generated strong interest - approximately $70 million in sales to-date ▪ Hotel conference and event spaces already have over $1 million in event pre-sale contracts secured. ◦ BLVD Haley luxury residential tower ◦ Trophy-class office and premium retail spaces Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Investor Contact Media Contact investorrelations@comstock.com publicrelations@comstock.com 2

March 31, December 31, 2025 2024 Assets Current assets: Cash and cash equivalents $ 28,297 $ 28,761 Accounts receivable, net 433 282 Accounts receivable - related parties 5,413 7,254 Prepaid expenses and other current assets 662 430 Total current assets 34,805 36,727 Fixed assets, net 664 574 Intangible assets 144 144 Leasehold improvements, net 52 60 Investments in real estate ventures 6,248 6,228 Operating lease assets 5,692 5,916 Deferred income taxes, net 14,397 14,720 Deferred compensation plan assets 750 438 Other assets 55 60 Total assets $ 62,807 $ 64,867 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 1,235 $ 4,952 Accounts payable and accrued liabilities 1,090 781 Current operating lease liabilities 940 922 Total current liabilities 3,265 6,655 Deferred compensation plan liabilities 718 492 Operating lease liabilities 5,107 5,351 Total liabilities 9,090 12,498 Stockholders' equity: Class A common stock 98 97 Class B common stock 2 2 Additional paid-in capital 202,460 202,702 Treasury stock (2,662) (2,662) Accumulated deficit (146,181) (147,770) Total stockholders' equity 53,717 52,369 Total liabilities and stockholders' equity $ 62,807 $ 64,867 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended March 31, 2025 2024 Revenue $ 12,639 $ 10,638 Operating costs and expenses: Cost of revenue 10,287 8,885 Selling, general, and administrative 535 535 Depreciation and amortization 80 68 Total operating costs and expenses 10,902 9,488 Income (loss) from operations 1,737 1,150 Other income (expense): Interest income 184 141 Gain (loss) on real estate ventures 9 (193) Other income (expense), net (18) 22 Income (loss) from operations before income tax 1,912 1,120 Provision for (benefit from) income tax 323 210 Net income (loss) $ 1,589 $ 910 Weighted-average common stock outstanding: Basic 10,033 9,794 Diluted 10,367 10,169 Net income (loss) per share: Basic $ 0.16 $ 0.09 Diluted $ 0.15 $ 0.09 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended March 31, 2025 2024 Net income (loss) $ 1,589 $ 910 Interest income (184) (141) Income taxes 323 210 Depreciation and amortization 80 68 Stock-based compensation 251 246 (Gain) loss on real estate ventures (9) 193 Adjusted EBITDA $ 2,050 $ 1,486 The increase in Adjusted EBITDA for the three months ended March 31, 2025 is primarily driven by significant increases in recurring fee-based property and parking management revenue and supplemental asset management fee revenue. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5